Exhibit 23.1

PricewaterhouseCoopers LLP
639 Loyola Avenue
Suite 1800
New Orleans LA70113
Telephone (504) 558 8200
Facsimile (504) 558 8960

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cleco Corporation of our report dated February 26, 2009 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Cleco Corporation, which appears in the Form 10-K.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
May 4, 2009